                                  SCHEDULE 14A
===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                MERCK & CO., INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------

     (5) Total fee paid:
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Raymond V. Gilmartin                                  Merck & Co., Inc.
Chairman, President & Chief Executive Officer         One Merck Drive
                                                      P.O. Box 100
                                                      Whitehouse Station, NJ
                                                      08889-0100


                                               [LOGO] MERCK


March 21, 2002

Dear Stockholders:

   It is my pleasure to invite you to Merck's 2002 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, April 23, 2002, at 2:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and give a report on the Company's business operations. There will also be time for questions.

   This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Merck in addition to describing the business we will conduct at the meeting.

   We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; sign, date and return the proxy card or voting instruction card in the prepaid envelope; or vote in person at the meeting.

                                          Sincerely,

                                          /s/ Raymond V. Gilmartin

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----

Notice of Annual Meeting of Stockholders................................................   1

Questions and Answers About the Annual Meeting and Voting...............................   3

Election of Directors...................................................................   7

    . Nominees..........................................................................   7
    . Directors Whose Terms Expire in 2003..............................................   9
    . Directors Whose Terms Expire in 2004..............................................  10
    . Board Committees..................................................................  11
    . Board's Role in Strategic Planning................................................  12
    . Board and Board Committee Meetings................................................  13
    . Relationships with Outside Firms..................................................  13
    . Compensation of Directors.........................................................  13
    . Security Ownership of Directors and Executive Officers............................  14
    . Compensation and Benefits Committee Report on Executive Compensation..............  15
    . Summary Compensation Table........................................................  18
    . Option/SAR Grants in Last Fiscal Year.............................................  19
    . Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values..  20
    . Annual Benefits Payable Under Merck & Co., Inc. Retirement Plans..................  20
       . Pension Plan Tables............................................................  21
    . Compensation Committee Interlocks and Insider Participation.......................  22
    . Indebtedness of Management........................................................  22
    . Performance Graph.................................................................  23
    . Audit Committee...................................................................  24
       . Audit Committee's Report.......................................................  24
    . Change in Independent Public Accountants..........................................  25

Ratification of Appointment of Independent Public Accountants...........................  25

Stockholder Proposal Concerning Annual Election of Directors............................  25

Stockholder Proposal Concerning Voting "Against" Directors..............................  27

Stockholder Proposal Concerning Pharmaceutical Pricing..................................  27

Stockholder Proposal Concerning a "Glass Ceiling" Review................................  29

Section 16(a) Beneficial Ownership Reporting Compliance.................................  30

Other Matters...........................................................................  31

[LOGO] MERCK
       Merck & Co., Inc.

                        Notice of Annual Meeting of Stockholders

                                     April 23, 2002

                                    -----------------

          To the Stockholders:

             The stockholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, April 23, 2002, at 2:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. The purposes of the meeting are to:

             . elect one director for a term ending in 2004 and four directors for terms ending in 2005;

             . consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2002;

             . consider and act upon a stockholder proposal concerning annual election of directors;

             . consider and act upon a stockholder proposal concerning voting "against" directors;

             . consider and act upon a stockholder proposal concerning pharmaceutical pricing;

             . consider and act upon a stockholder proposal concerning a "glass ceiling" review; and

             . transact such other business as may properly come before the meeting.

             Only stockholders listed on the Company's records at the close of business on March 8, 2002 are entitled to vote.

                                  By order of the Board of Directors,

                                          CELIA A. COLBERT
                                          Vice President, Secretary and
                                          Assistant General Counsel

          March 21, 2002

                     [This Page Intentionally Left Blank]

                               Merck & Co., Inc.
                                 P. O. Box 100
                   Whitehouse Station, New Jersey 08889-0100
                                (908) 423-1000

                                                                 March 21, 2002

                                Proxy Statement

                               -----------------

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

--------------------------------------------------------------------------------

Q: Why did I receive this proxy statement?

A: The Board of Directors is soliciting your proxy to vote at the Annual
   Meeting because you are a stockholder as of the close of business on March 8, 2002, the record date, and are entitled to vote at the meeting.

   This proxy statement and 2001 annual report, along with either a proxy card or a voting instruction card, are being mailed to stockholders beginning March 21, 2002. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

--------------------------------------------------------------------------------

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with Merck's transfer agent, Wells Fargo Bank Minnesota, N.A., you are considered, with respect to those shares, the "stockholder of record." The proxy statement, annual report and proxy card have been sent directly to you by Merck.

   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing.

--------------------------------------------------------------------------------

Q: What is "householding" and how does it affect me?

A: Merck has adopted a process for mailing the annual report and proxy statement called "householding," which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address. Merck will continue to mail a proxy card to each stockholder of record.

   If you prefer to receive multiple copies of the proxy statement and annual report at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Merck Stockholder Services, P.O. Box 100, Whitehouse Station, NJ 08889-0100 or by calling our toll-free number 1-800-613-2104. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting Merck in the same manner. Merck has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

   If you are a beneficial owner, you may request additional copies of the proxy statement and annual report or you may request householding by notifying your broker, bank or nominee.

--------------------------------------------------------------------------------

Q. Can I access the proxy statement and annual report on the Internet instead of receiving paper copies?

A: This proxy statement and the 2001 annual report are located on Merck's web site. Most stockholders can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail.

   If you are a stockholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

   If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the proxy statement and annual report.

--------------------------------------------------------------------------------

Q: What am I voting on?

A:  .  Election of five directors: Mr. William M. Daley, Mr. Raymond V.
       Gilmartin, Dr. Edward M. Scolnick, Ms. Anne M. Tatlock and Dr. Samuel O. Thier; and

    . Ratification of PricewaterhouseCoopers LLP as independent public accountants for 2002.

   The Board recommends a vote FOR each of the nominees to the Board of Directors and FOR the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2002.

   You will also vote on the following stockholder proposals:

    .  a proposal concerning annual election of directors;

    .  a proposal concerning voting "against" directors;

    .  a proposal concerning pharmaceutical pricing; and

    .  a proposal concerning a "glass ceiling" review.

   The Board recommends a vote AGAINST the stockholder proposals.

--------------------------------------------------------------------------------

Q: What is the voting requirement to elect the directors and to approve each of the proposals?

A: In the election of directors, the five persons receiving the highest number of affirmative votes will be elected. The ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants and approval of the stockholder proposals each require the affirmative vote of a majority of the votes cast. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes cast on any matter to which they relate.

--------------------------------------------------------------------------------

Q: How many votes do I have?

A: You are entitled to one vote for each share of Common Stock that you hold, except for the election of directors. Because you may cumulate your votes in the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on the record date, multiplied by the number of directors to be elected.

--------------------------------------------------------------------------------

Q: How do I cumulate my votes in the election of directors?

A: In connection with the cumulative voting feature for the election of directors, you are each entitled to as many votes as equal the number of shares held by you at the close of business on the record date, multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or may apportion your votes among any two or more nominees. For example, when five directors are to be elected, a holder of 100 shares may cast 500 votes for a single nominee, apportion 100 votes to each of five nominees or apportion 500 votes in any other manner by so noting in the space provided on the proxy card. Beneficial owners should contact their broker, bank or nominee if you wish to cumulate votes for directors. The cumulative voting feature for the election of directors is also available by voting in person at the Annual Meeting; it is not available by telephone or the Internet.

   You may withhold votes from any or all nominees. Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy FOR and, if necessary, will exercise their cumulative voting rights to elect the nominees as directors of the Company.

--------------------------------------------------------------------------------

Q: How do I vote?

A: You may vote using any of the following methods:

    . Proxy card or voting instruction card--Be sure to sign and date the card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors and the ratification of PricewaterhouseCoopers LLP as independent public accountants for 2002 and AGAINST the stockholder proposals on your behalf.

    . By telephone or the Internet--The telephone and Internet voting procedures established by Merck for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. We have been advised by legal counsel that the Company's voting procedures comply with applicable law.

       The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

    . In person at the Annual Meeting--All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

--------------------------------------------------------------------------------

Q: What can I do if I change my mind after I vote my shares?

A: If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

    .  sending written notice of revocation to the Secretary of the Company;

    . submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the revoked proxy; or

    .  attending the Annual Meeting and voting in person.

   If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

--------------------------------------------------------------------------------

Q: Who will count the vote?

A: Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

--------------------------------------------------------------------------------

Q: What shares are included on the proxy card?

A: The shares on your proxy card represent shares registered in your name as well as shares in the Merck Stock Investment Plan.

   However, the proxy card does not include shares held for participants in the Merck & Co., Inc. Employee Savings and Security Plan, Merck & Co., Inc. Employee Stock Purchase and Savings Plan, Hubbard ISA LLC Employee Savings Plan, Merck-Medco Managed Care 401(k) Savings Plan, Merck Puerto Rico Employee Savings and Security Plan, Merck Frosst Canada Inc. Stock Purchase Plan ("Merck Frosst Plan"), MSD Employee Share Ownership Plan and Merial 401(k) Savings Plan ("Merial Plan"). Instead, these participants will receive from plan trustees separate voting instruction cards covering these shares. If voting instructions are not received from participants in the Merck Frosst Plan, the plan trustee will vote the shares in accordance with the recommendations of the Board of Directors. If voting instructions are not received from participants in the Merial Plan, the plan trustee will vote the shares in the same proportion as it votes shares for which voting instructions are received. Trustees for the other plans will not vote shares for which no voting instructions are received from plan participants.

--------------------------------------------------------------------------------

Q: What constitutes a quorum?

A: As of the record date, 2,271,050,547 shares of Merck Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

--------------------------------------------------------------------------------

Q: Who can attend the Annual Meeting?

A: All stockholders as of the record date may attend the Annual Meeting but must have an admission ticket. If you are a stockholder of record, the ticket attached to the proxy card will admit you and one guest. If you are a beneficial owner, you may request a ticket by writing to the Office of the Secretary, WS 3AB-05, Merck & Co., Inc., P.O. Box 100, Whitehouse Station, New Jersey 08889-0100 or faxing your request to 908-735-1224. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. We encourage you or your broker to fax your ticket request and proof of ownership in order to avoid any mail delays.

--------------------------------------------------------------------------------

Q: Are there any stockholders who own more than five percent of the Company's shares?

A: On December 31, 2001, we knew of no individual, corporation or other entity that beneficially owned more than five percent of the Company's outstanding Common Stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q: When are the stockholder proposals due for the 2003 Annual Meeting?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by November 21, 2002 to Celia A. Colbert, Vice President, Secretary and Assistant General Counsel, WS 3A-65, Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889-0100.

   If you notify us after February 4, 2003 of an intent to present a proposal at the Company's 2003 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

--------------------------------------------------------------------------------

Q: What happens if a nominee for director is unable to serve as a director?

A: If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

--------------------------------------------------------------------------------

Q: How much did this proxy solicitation cost?

A: Morrow & Co., Inc. has been hired by the Company to assist in the distribution of proxy materials and solicitation of votes for $25,000, plus reasonable out-of-pocket expenses. Employees, officers and directors of the Company may also solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock.

                           1.  ELECTION OF DIRECTORS

   Five directors are to be elected at the Annual Meeting. Stockholders will elect one director for the two remaining years of a term expiring in 2004 and four directors for three-year terms expiring in 2005. The Board's nominees are Mr. William M. Daley for a term expiring in 2004 and Mr. Raymond V. Gilmartin, Dr. Edward M. Scolnick, Ms. Anne M. Tatlock and Dr. Samuel O. Thier for terms expiring in 2005. Mr. Daley is a new candidate for election by stockholders at this Annual Meeting. All other candidates have previously been elected by stockholders. Mr. Erskine B. Bowles resigned from the Board effective October 17, 2001. After the election of five directors at the Annual Meeting, the Company will have thirteen directors, including the eight continuing directors whose present terms extend beyond the meeting. Information on the nominees and continuing directors follows.

 Name, Age and
   Year First                        Business Experience and Other Directorships
Elected Director                             or Significant Affiliations
----------------                     -------------------------------------------

Nominees

For a term expiring in 2004

  [PHOTO]        President, SBC Communications, Inc. (diversified telecommunications) since December
                 2001; Vice Chairman, Evercore Capital Partners L.P. (January to November 2001);
                 Chairman, Vice President Albert Gore's 2000 presidential election campaign (June to
William M. Daley December 2000); Secretary of Commerce (January 1997 to June 2000)

                 Director, John F. Kennedy Center for the Performing Arts
William M. Daley
    Age--53

     Name, Age and
       Year First                              Business Experience and Other Directorships
    Elected Director                                   or Significant Affiliations
    ----------------                           -------------------------------------------

For terms expiring in 2005

        [PHOTO]          Chairman of the Board, President and Chief Executive Officer of the Company for more than five years
  Raymond V. Gilmartin
                         Director, General Mills, Inc., Microsoft Corporation, Public Service Enterprise Group
                         and Pharmaceutical Research and Manufacturers of America; Member, The Business
                         Council and The Business Roundtable
  Raymond V. Gilmartin
        Age--61
          1994



        [PHOTO]          Executive Vice President, Science and Technology and President, Merck Research
                         Laboratories for more than five years
Edward M. Scolnick, M.D.
                         Director, Millipore Corporation, McLean Hospital and National Institute of Mental
                         Health Council; Member, National Academy of Sciences and its Institute of Medicine
Edward M. Scolnick, M.D.
        Age--61
          1997



        [PHOTO]          Chairman (since June 2000) and Chief Executive Officer (since September 1999),
                         Fiduciary Trust Company International (global asset management services); Vice
    Anne M. Tatlock      Chairman, Franklin Resources, Inc. (since January 2001); President, Fiduciary Trust
                         Company International (1994 to 2000)

                         Director, Fortune Brands, Inc.; Trustee, American Ballet Theatre Foundation, The
                         Andrew W. Mellon Foundation, Cultural Institutions Retirement Systems, Howard
                         Hughes Medical Institute, Teagle Foundation and Vassar College
    Anne M. Tatlock
         Age--62
          2000



        [PHOTO]          President (since April 1997) and Chief Executive Officer (since July 1996), Partners
                         HealthCare System, Inc.
 Samuel O. Thier, M.D.
                         Director, Partners HealthCare System, Inc., Charles River Laboratories, Inc. and Federal
                         Reserve Bank of Boston; Member, Institute of Medicine of the National Academy of
                         Sciences; Fellow, American Academy of Arts and Sciences; Trustee, Boston Museum
                         of Science, Cornell University, The Commonwealth Fund and WGBH Public
                         Television; Master, American College of Physicians
 Samuel O. Thier, M.D.
        Age--64
          1994

     Name, Age and
       Year First                             Business Experience and Other Directorships
    Elected Director                                  or Significant Affiliations
    ----------------                          -------------------------------------------

Directors Whose Terms Expire in 2003

        [PHOTO]          Chairman (since July 2001), Chief Executive Officer (July 2001 to February 2002) (also
                         Chairman and Chief Executive Officer from December 1999 to April 2000), Honeywell
  Lawrence A. Bossidy    International Inc. (aerospace, home and industrial controls, specialty materials and transportation products); Chairman and Chief Executive Officer, AlliedSignal, Inc.
                         (1991 to 1999)

                         Director, J.P. Morgan Chase & Co.; Member, The Business Council and The Business
                         Roundtable
  Lawrence A. Bossidy
        Age--67
          1992



        [PHOTO]          Retired (2001); Presidential Distinguished Professor, Emory University (September
                         1998 through August 2001); President, Spelman College (1987 to June 1997)
Johnnetta B. Cole, Ph.D.
                         Director, Coca-Cola Enterprises; Trustee, Rockefeller Foundation and Gallaudet
                         University; Member, Council on Foreign Relations and National Council of Negro
                         Women; Fellow, American Anthropological Association
Johnnetta B. Cole, Ph.D.
        Age--65
          1994



        [PHOTO]          Chairman and Chief Executive Officer (since December 2001), President and Chief
                         Executive Officer (January to December 2001), J.P. Morgan Chase & Co. (financial
William B. Harrison, Jr. services); Chairman and Chief Executive Officer (January through December 2000),
                         President and Chief Executive Officer (June through December 1999), Vice Chairman
                         (1991 to December 1999), The Chase Manhattan Corporation
William B. Harrison, Jr.
        Age--58
          1999



        [PHOTO]          Professor of Medicine, Biochemistry and Biophysics, University of Pennsylvania
                         School of Medicine since February 2000; Chief Executive Officer, University of
William N. Kelley, M.D.  Pennsylvania Health System, Dean of the School of Medicine and Executive Vice
                         President, University of Pennsylvania (1989 to February 2000)

                         Director, Beckman Coulter, Inc.; Trustee, Emory University; Fellow, American
                         Academy of Arts and Sciences; Member, American Philosophical Society, Institute of
                         Medicine of the National Academy of Sciences; Master, American College of Physicians
William N. Kelley, M.D.
        Age--62
          1992

    Name, Age and
      Year First                              Business Experience and Other Directorships
   Elected Director                                   or Significant Affiliations
   ----------------                           -------------------------------------------

        [PHOTO]
                        Executive Vice President of Strategy and Development, Bank One Corporation since
Heidi G. Miller, Ph.D.  March 2002; Vice Chairman, Marsh Inc. (January 2001 to March 2002); Senior
                        Executive Vice President, Chief Financial Officer and Director, Priceline.com (February
                        to November 2000); Chief Financial Officer, Citigroup (1998 to 2000); Chief Financial
                        Officer, Travelers Group (1995 to 1998)

                        Director, General Mills, Inc.; Trustee, Princeton University and NYU Medical School
Heidi G. Miller, Ph.D.
        Age--48
         2000



Directors Whose Terms Expire in 2004

        [PHOTO]         President, The Andrew W. Mellon Foundation (philanthropic foundation) for more than five years
William G. Bowen, Ph.D.
                        Director, American Express Company; Member, Board of Overseers, Teachers
                        Insurance and Annuity Association of America-College Retirement Equities Fund
William G. Bowen, Ph.D.
        Age--68
         1986



        [PHOTO]         Chairman, Unilever PLC and Vice Chairman, Unilever NV (foods, home and personal care) since September 1996
   Niall FitzGerald
                        Director, Telefonaktiebolaget LM Ericsson; Trustee, Leverhulme Trust; Member, The
                        Business Council, The Conference Board, EU-China Business Council, Trilateral
                        Commission and World Economic Forum
   Niall FitzGerald
        Age--56
         2000



        [PHOTO]         Elkins Professor (since 1984) and Chairman (since 1996), Department of Molecular
                        Biology, Princeton University; Investigator, Howard Hughes Medical Institute (1989 to
Thomas E. Shenk, Ph.D.  1999)

                        Director, Cell Genesys, Inc.; Member, National Academy of Sciences and its Institute of
                        Medicine and American Academy of Microbiology
Thomas E. Shenk, Ph.D.
        Age--55
         2001

Board Committees

   The Board of Directors has six standing committees: Committee on Directors, Finance Committee, Executive Committee, Compensation and Benefits Committee, Audit Committee and Committee on Public Policy and Social Responsibility. Members of the individual committees are named below:

                                                                                            Committee on
                                                                                           Public Policy
 Committee on                                         Compensation                           and Social
  Directors        Finance           Executive        and Benefits          Audit          Responsibility
 ------------      -------           ---------        ------------          -----          --------------
L. A. Bossidy   J. B. Cole        L. A. Bossidy       L. A. Bossidy(*) W. B. Harrison, Jr.  W. G. Bowen
W. G. Bowen (*) N. FitzGerald     W. G. Bowen         W. G. Bowen      H. G. Miller (*)     J. B. Cole
W. N. Kelley    H. G. Miller      R. V. Gilmartin (*) J. B. Cole       T. E. Shenk          T. E. Shenk
A. M. Tatlock   A. M. Tatlock (*) S. O. Thier         W. N. Kelley     S. O. Thier          S. O. Thier (*)
S. O. Thier

--------
(*) Chairperson

   The Committee on Directors, which is made up of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the Board. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance and reviews Board compensation. The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors, and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by other Board members, management, stockholders or external sources. A stockholder may recommend a person as a nominee for director by writing to the Secretary of the Company. Recommendations must be received by January 23, 2003 and must comply with the procedures set forth in the Company's By-Laws in order to be considered at the 2003 Annual Meeting.

   The Finance Committee, which is made up of independent directors, considers and makes recommendations on matters related to the financial affairs and policies of the Company, including capital structure issues, dividend policy, investment and debt policies, asset and portfolio management and financial transactions, as necessary.

   The Executive Committee acts for the Board of Directors when formal Board action is required between meetings in connection with matters already approved in principle by the full Board or to fulfill the formal duties of the Board.

   The Compensation and Benefits Committee, which is made up of independent directors, administers the Company's Executive Incentive Plan, Base Salary Deferral Plan, Deferral Program and Incentive Stock Plan and also appoints and monitors the Management Pension Investment Committee. The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards and stock option grants, special awards and supplemental compensation. The Committee also makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required.

   The Audit Committee, which is made up of independent directors, oversees the Company's financial reporting process and internal controls. The Audit Committee is governed by a Board approved charter that contains, among other things, the Committee's membership requirements and responsibilities. As part of its duties, the Committee consults with management, internal auditors and the Company's independent public accountants during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied. The Committee reviews the independent accountants' audit fees, discusses relationships and non-audit services to ensure no compromise of independence and submits to the Board of Directors its recommendations for the appointment of an audit firm for the upcoming year. The Committee is also charged with monitoring compliance with the Foreign Corrupt Practices Act and the Company's policies on ethical business practices and reporting on the same to the Board of Directors annually. The Audit Committee's Report is included on page 24 of this proxy statement.

   The Committee on Public Policy and Social Responsibility, which is made up of independent directors, advises the Board of Directors and management on Company policies and practices that pertain to the Company's responsibilities as a global corporate citizen, its obligations as a pharmaceutical company whose products and services affect health and quality of life around the world, and its commitment to high standards of ethics and integrity. It reviews social, political, economic and environmental trends that affect the Company's business; reviews the positions and strategies that the Company pursues to influence public policy; monitors and evaluates the Company's corporate citizenship programs and activities; and reviews legislative, regulatory, privacy and other matters that impact the Company's shareholders, customers, employees and communities in which it operates.

Board's Role in Strategic Planning

   The Board of Directors has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company's business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board's six standing committees (Committee on Directors, Finance, Executive, Compensation and Benefits, Audit and Committee on Public Policy and Social Responsibility), the Board is fully involved in the Company's strategic planning process.

   Each year, typically in the summer, senior management sets aside a specific period to develop, discuss and refine the Company's long-range operating plan and overall corporate strategy. Strategic areas of importance include basic research and clinical development, global marketing and sales, manufacturing strategy, capability and capacity, and the public and political environments that affect the Company's business and operations. Specific operating priorities are developed to effectuate the Company's long-range plan. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the conclusions reached at its summer meeting with the Board at an extended meeting that usually occurs in the fall. This meeting is focused on corporate strategy and involves both management presentations and input from the Board regarding the assumptions, priorities and strategies that will form the basis for management's operating plans and strategies.

   At subsequent Board meetings, the Board continues to substantively review the Company's progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations. For example, the Board typically reviews the Company's overall annual performance at its November meeting and considers the following year's operating budget and capital plan in December. The Board at its February meeting usually finalizes specific criteria against which the Company's performance will be evaluated for that year. In addition, Board meetings held throughout the year target specific strategies (for example, basic research) and critical areas (for example, U.S. healthcare public policy issues) for extended, focused Board input and discussion.

   The role that the Board plays is inextricably linked to the development and review of the Company's strategic plan. Through these procedures, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company's business.

Board and Board Committee Meetings

   In 2001, the Board of Directors met nine times. Board committees met as follows during 2001: Committee on Directors, six times; Compensation and Benefits Committee, four times; Audit Committee, three times; Finance Committee and Committee on Public Policy and Social Responsibility, once. No meetings of the Executive Committee were held in 2001. All directors, except Niall FitzGerald, attended at least 75% of the meetings of the Board and of the committees on which they served.

Relationships with Outside Firms

   William B. Harrison, Jr. is a director of the Company and in 2001 was the Chairman and Chief Executive Officer of J.P. Morgan Chase & Co., which provided financial advisory, commercial and investment banking services to the Company during 2001.

Compensation of Directors

   Each director who is not a Company employee is compensated for services as a director by an annual retainer of $45,000 and a meeting fee of $1,200 for each Board and Committee meeting attended. In addition, Chairpersons of the Committee on Directors, Finance Committee, Compensation and Benefits Committee, Audit Committee and Committee on Public Policy and Social Responsibility are compensated for such services by an annual retainer of $5,000. Those directors who are Company employees do not receive any compensation for their services as directors. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company.

   Under the Merck & Co., Inc. Plan for Deferred Payment of Directors' Compensation ("Plan for Deferred Payment of Directors' Compensation"), each director may elect to defer all or a portion of such compensation. Any amount so deferred is, at the director's election, valued as if invested in any of 22 investment measures, including the Company's Common Stock, and is payable in cash in installments or as a lump sum on or after termination of services as a director. In addition to the compensation described above, on the first Friday following the Annual Meeting of Stockholders, each director receives a credit to his/her Merck stock account of an amount equal to the value of one-third of the annual cash retainer.

   In 1996, the Retirement Plan for the Directors of Merck & Co., Inc. (the "Directors' Retirement Plan") (which excludes current or former employees of the Company) was discontinued for directors who join the Board after December 31, 1995. Directors at the time of the change were asked to elect to either continue to accrue benefits under the Directors' Retirement Plan or, in lieu of accruing benefits under the Directors' Retirement Plan, receive additional compensation to be deferred in accordance with the terms of the Plan for Deferred Payment of Directors' Compensation. Eligible directors who elected not to accrue additional retirement benefits under the Directors' Retirement Plan will receive at retirement a pension benefit based on the amount of service accrued as of March 31, 1997. No current director is accruing a benefit under the Directors' Retirement Plan.

   Under the Non-Employee Directors Stock Option Plan adopted by stockholders in 2001 (the "2001 Non-Employee Directors Stock Option Plan"), on the first Friday following the Company's Annual Meeting of Stockholders, non-employee directors each receive an option to purchase 5,000 shares of Common Stock. The options become exercisable five years from date of grant and expire ten years from date of grant. The exercise price of the options is the average of the high and low prices of the Company's Common Stock on the date of grant as quoted on the New York Stock Exchange. The exercise price is payable in cash at the time the stock options are exercised. In addition, the 2001 Non-Employee Directors Stock Option Plan and the prior plans, the 1996 Non-Employee Directors Stock Option Plan and the Non-Employee Directors Stock Option Plan, allow directors under certain circumstances to transfer stock options to members of their immediate family, family partnerships and family trusts.

Security Ownership of Directors and Executive Officers

   The table below reflects the number of shares beneficially owned by each director and nominee for director of the Company, each executive officer of the Company named in the Summary Compensation Table and all directors, nominees and executive officers as a group as of December 31, 2001. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                                              Company Common Stock
                                               --------------------------------------------------
                                                                    Right to Acquire      Percent
                                                Shares          Ownership Under Options     of
           Name of Beneficial Owner            Owned (a)       Exercisable Within 60 Days  Class
           ------------------------            ---------       -------------------------- -------
Raymond V. Gilmartin..........................   256,383(b)(c)         2,010,000             *
Lawrence A. Bossidy...........................    36,475                   8,000             *
William G. Bowen..............................    33,856(b)(c)             2,000             *
Johnnetta B. Cole.............................     6,899                   2,400             *
William M. Daley**............................       100                      --             *
Niall FitzGerald..............................     1,294                      --             *
William B. Harrison, Jr.......................     3,519                      --             *
William N. Kelley.............................    18,940                   8,000             *
Heidi G. Miller...............................     3,486(b)(c)                --             *
Edward M. Scolnick............................   250,312(b)              400,000             *
Thomas E. Shenk...............................     1,567                      --             *
Anne M. Tatlock...............................     3,069(c)(d)                --             *
Samuel O. Thier...............................     3,304                      --             *
David W. Anstice..............................   125,051(b)              520,000             *
Judy C. Lewent................................   184,522                 703,600             *
Per Wold-Olsen................................   106,605                 423,600             *

All Directors, Nominees and Executive Officers
  as a Group.................................. 1,120,305(b)            5,360,250             *

--------
(a) Includes equivalent shares of Common Stock held by the Trustee of the Merck & Co., Inc. Employee Savings and Security Plan for the accounts of individuals as follows: Mr. Gilmartin--4,727 shares, Dr. Scolnick--3,732 shares, Mr. Anstice--3,999 shares, Ms. Lewent--5,428 shares, Mr. Wold-Olsen--5,909 shares and all directors and executive officers as a group--55,341 shares. Also includes shares of phantom Common Stock held in the Plan for Deferred Payment of Directors' Compensation or in the Merck & Co., Inc. Deferral Program as follows: Mr. Gilmartin--74,437 shares, Mr. Bossidy--6,475 shares, Dr. Bowen--4,891 shares, Dr. Cole--6,439 shares, Mr. FitzGerald--1,060 shares, Mr. Harrison--2,119 shares, Dr. Kelley--17,240 shares, Dr. Miller--886 shares, Dr. Shenk--567 shares, Ms. Tatlock--2,140 shares, Dr. Thier--3,284 shares, Mr. Anstice--6,075 shares, Ms. Lewent--8,182 shares, and all directors and executive officers as a group--151,078 shares.

(b) Excludes shares of Common Stock held by family members in which beneficial ownership is disclaimed by the individuals as follows: Mr. Gilmartin--22,600 shares, Dr. Miller--3,000 shares, Dr. Scolnick--28,000 shares, Mr. Anstice--539 shares and all directors and executive officers as a group--79,454 shares. Excludes 1,800 shares held by a trust of which Dr. Bowen is a trustee and in which he disclaims beneficial ownership. Excludes 23,335 shares beneficially held by a family limited partnership in a trust for the benefit of Mr. Gilmartin's family; Mr. Gilmartin disclaims beneficial ownership in the trust of which his spouse is a trustee.

(c) Includes shares of Common Stock as follows: 132,235 shares held by Mr. Gilmartin in a family limited partnership in which he shares voting and investment power; 2,000 shares held by Dr. Bowen's spouse in which he shares voting and investment power; 600 shares held in custodial accounts for minor children over which Dr. Miller has voting and investment power; and 529 shares held by Ms. Tatlock's spouse in which she shares voting and investment power.

(d) Ms. Tatlock is the investment manager for certain customer accounts at Fiduciary Trust Company International. Those accounts may, at times, hold shares of Merck Common Stock. However, Ms. Tatlock has divested all voting and/or investment power over any shares of Merck Common Stock held in those accounts and she disclaims beneficial ownership of any such shares.

*  Less than one percent of the Company's outstanding shares of Common Stock.

** Shares owned by this nominee for director are as of March 1, 2002.



                      Compensation and Benefits Committee
                       Report on Executive Compensation

   The Compensation and Benefits Committee of the Board (the "Committee") approves compensation objectives and policies for all employees and sets compensation for the Company's executive officers, including the individuals named in the Summary Compensation Table.

   The Committee is made up entirely of independent outside directors.

Objectives and Policies

   The Committee seeks to ensure that:

    . rewards are closely linked to Company-wide, division, area, team and individual performance;

    . the interests of the Company's employees are aligned with those of its stockholders through potential stock ownership; and

    . compensation and benefits are set at levels that enable the Company to attract and retain the high-quality employees it needs.

   The Committee applies these objectives and policies through the broad and deep availability of both performance-based cash incentives and stock option grants.

   Further, consistent with the long-term focus inherent within the Company's R&D-based pharmaceutical business, it is the policy of the Committee to make a high proportion of executive officer compensation dependent on long-term performance and on enhancing stockholder value.

   The Company employs a formal system for developing measures of executive officer performance and for evaluating performance.

   Provided that other compensation objectives are met, it is the Committee's intention that executive officer compensation be deductible for federal income tax purposes.

Total Compensation

   Total compensation for executive officers comprises both short-term and longer-term elements. The short-term elements are base salary and bonus awards under the stockholder-approved Executive Incentive Plan ("EIP"). The longer-term element is stock option grants under the stockholder-approved Incentive Stock Plan ("ISP").

   Comparisons of total compensation (including the above-stated elements) are made within the healthcare industry by reference to U.S.-headquartered companies. In 2001, other leading healthcare companies included Abbott Laboratories, American Home Products, Bristol-Myers Squibb, Johnson & Johnson, Eli Lilly, Pfizer, Pharmacia and Schering-Plough. Companies headquartered outside the United States are generally excluded from this comparison since executive officers of such companies typically reside in the country where their company is based and compensation practices differ. The Committee also considers broader industry information that it judges to be appropriate.

Base Salary

   Executive officer base salaries are based on level of position within the Company and individual contribution, with reference to base salary levels of U.S.-based executives at other leading healthcare companies.

Bonus Awards

   The Committee aims to provide performance-based cash incentive opportunities broadly and deeply throughout the organization.

   Executive officer bonus targets are based on level of position within the Company and individual contribution, with reference to levels of bonus and total cash compensation (base salary plus bonus) of U.S.-based executives at other leading healthcare companies.

   Individual bonus awards are determined with reference to Company-wide, division, area, team and individual performance for the previous fiscal year, based on a wide range of measures that permit comparisons with competitors' performance and internal targets set before the start of each fiscal year. Performance measures for 2001 covered operational, strategic and human resources areas. The operational measures were earnings per share growth and sales growth compared to other leading healthcare companies (American Home Products, AstraZeneca, Bristol-Myers Squibb, GlaxoSmithKline, Johnson & Johnson, Eli Lilly, Novartis, Pfizer, Pharmacia, Roche Holding and Schering-Plough) and the change in the Company's return on operating assets versus the prior year. The strategic measures refer to the Company's communicated goal of being a top-tier growth company by continuing a strong commitment to research, achieving the full potential of managed pharmaceutical care, with particular reference to Merck-Medco, and preserving profitability through continuing productivity improvements in manufacturing. The human resources measures refer to teamwork, respect for the individual, flexibility and agility. These were assessed through a review of Company achievements in fostering a productive work environment and strengthening individual competencies so that the Company can attract, develop and retain employees with the skills, abilities and leadership attributes to meet business requirements now and in the future. The Company met its overall performance objectives in 2001. In addition to Company-wide measures of performance, the Committee considered those performance factors particular to each executive officer (i.e., the performance of the division or area for which such officer had management responsibility and individual managerial accomplishments).

   The Committee judged that executive officer bonus awards for 2001 were consistent with the level of accomplishment and appropriately reflected Company performance, including earnings per share growth, sales growth, return on operating assets and strong progress in research, managed pharmaceutical care, manufacturing productivity and the management of human resources. The Committee relied heavily, but not exclusively, on these measures. It exercised subjective judgment and discretion in light of these measures and in view of the Company's compensation objectives and policies described above to determine overall bonus funds and individual bonus awards.

Stock Options

   Within the total number of shares authorized by stockholders, the Committee aims to provide stock option grants broadly and deeply throughout the organization.

   Executive officer stock option grants are based on level of position within the Company and individual contribution, with reference to levels of stock options and total direct compensation (total cash compensation plus stock options) of U.S.-based executives at other leading healthcare companies. The Committee also considers stock option grants previously made and the aggregate of such grants. As with the determination of base salaries and bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies. The exercise price of stock option grants is set at fair market value on grant date.

Subject to the terms applicable to such grants, the stock options granted to executive officers are first exercisable five years from the grant date and expire ten years from the grant date. The Company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercises are entirely dependent on the long-term growth of the Company's stock price.

   The Committee expects the CEO and other executive officers named in the Summary Compensation Table to hold Merck Common Stock in an amount representing a multiple of base salary. For the CEO, the multiple is ten; for the other executive officers, the multiple is five. The Committee further expects that, until such multiples are reached, the CEO and the other executive officers hold a proportion of shares that may be purchased from the net gain on stock option exercise, after deducting exercise price, taxes and transaction costs. For the CEO, the proportion is 70%; for the other executive officers, the proportion is 60%.

Compensation of the Chief Executive Officer

   Mr. Gilmartin's compensation in 2001, including base salary, bonus award and stock option grant, was determined within the same framework established for all executive officers of the Company.

   Effective March 1, 2001, Mr. Gilmartin's base salary was increased to $1,400,004 from $1,300,008.

   Mr. Gilmartin's bonus award was $1,500,000 for 2001, in comparison to $1,700,000 for 2000. The award was determined in light of the Company performance measures of earnings per share growth, sales growth, return on operating assets and continuing strong progress in research, managed pharmaceutical care, manufacturing productivity and the management of human resources. As stated previously, the Company met its overall performance objectives in 2001.

   On March 2, 2001, Mr. Gilmartin was granted a stock option to purchase 500,000 shares of Merck Common Stock. The exercise price of the stock option was set at fair market value on the grant date. Subject to the terms applicable to his grant, the stock option is first exercisable five years from the grant date and expires ten years from the grant date.

   The Committee exercised its subjective judgment and discretion in determining the level of each element of compensation, individually and in aggregate, for Mr. Gilmartin in 2001.

Compensation Analyses and Reviews

   The Company periodically retains outside compensation and benefits consultants to compare base salary and incentive compensation programs for the Company's executive officers with those of other leading healthcare companies and leading industrial companies to ensure that they are appropriate to the Company's objectives. The Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

                                          Compensation and Benefits Committee

                                                  Lawrence A. Bossidy
                                                   Chairperson

                                         William G. Bowen   Johnnetta B. Cole
                                                   William N. Kelley

                          Summary Compensation Table

   The following table summarizes compensation earned in 2001, 2000 and 1999 by the Chief Executive Officer and the four other most highly paid individuals who were executive officers at the end of 2001.

                                           Annual Compensation                 Long-Term Compensation
                                    ---------------------------------- --------------------------------------
                                                                                 Awards            Payouts
                                                                       -------------------------- -----------
                                                             Other     Restricted   Securities                    All
                                                             Annual      Stock      Underlying       LTIP        Other
                                      Salary     Bonus    Compensation   Awards   Options/SARs(a) Payouts(b)  Compensation
Name and Principal Position    Year    ($)        ($)         ($)         ($)           (#)          ($)          ($)
---------------------------    ---- ---------- ---------- ------------ ---------- --------------- ----------- ------------

Raymond V. Gilmartin           2001 $1,383,338 $1,500,000      --          --         500,000     $        -- $     7,650(c)
  Chairman of the Board,       2000  1,283,340  1,700,000      --          --         400,000              --       7,650(c)
  President and Chief          1999  1,183,334  1,500,000      --          --         400,000              --   3,438,450(d)
  Executive Officer

Edward M. Scolnick             2001    820,000    825,000      --          --         200,000              --       3,825(c)
  Executive Vice President,    2000    790,000    860,000      --          --         200,000              --       3,825(c)
  Science and Technology       1999    759,334    825,000      --          --         185,000       1,419,744       3,600(c)
  and President, Merck
  Research Laboratories

Judy C. Lewent                 2001    563,334    600,000      --          --         150,000              --       7,650(c)
  Executive Vice President     2000    525,838    600,000      --          --         130,000              --       7,650(c)
  and Chief Financial Officer  1999    500,840    505,000      --          --         160,000         757,134       7,200(c)

David W. Anstice               2001    563,334    500,000      --          --         150,000              --       7,650(c)
  President, The Americas      2000    526,670    600,000      --          --         130,000              --       7,650(c)
  and U.S. Human Health        1999    506,334    510,000      --          --         130,000         757,134       7,200(c)

Per Wold-Olsen                 2001    520,834    540,000      --          --         130,000              --       7,650(c)
  President, Human Health-     2000    495,838    515,000      --          --         130,000              --       7,650(c)
  Europe, Middle East &        1999    466,674    350,000      --          --         130,000         473,225       7,200(c)
  Africa

--------
(a) No stock appreciation rights were granted to the executive officers named in the Summary Compensation Table.

(b) Prior to 1995, awards of Performance Shares were made under the Strategic Performance Feature ("SPF") of the EIP. Those awards provided for payment of stock or cash or a combination thereof at the end of five-year periods, the last of which ended in 1998. Payments in cash were equal to the market value on the payment date of the stock that the cash replaces. Payments were based on the Company's achievement of specified performance targets. The SPF was discontinued in 1995. The last payouts were made in 1999 for services performed during the five-year award cycle 1994-1998.

(c) Company contribution to the Merck & Co., Inc. Employee Savings and Security Plan.

(d) Includes Company contribution of $7,200 to the Merck & Co., Inc. Employee Savings and Security Plan and $3,431,250, which was the value of 50,000 shares of restricted stock held by Mr. Gilmartin at $68.625 per share (the closing price of the Company's Common Stock on June 16, 1999, the date on which the restricted stock vested).

   The following table provides information on stock options granted in 2001 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on fair market value on the date of grant.

                     Option/SAR Grants In Last Fiscal Year




                                       Individual Grants(a)
                         ------------------------------------------------
                                              Percent
                                             of Total
                                  Number of  Options/
                                  Securities   SARs                               Potential Realizable Value
                                  Underlying  Granted                               at Assumed Annual Rates
                                   Options/     To     Exercise                   of Stock Price Appreciation
                          Date       SARs    Employees or Base                        For Option Term (b)
                           of      Granted   in Fiscal  Price   Expiration --------------------------------------
          Name            Grant      (#)       Year     ($/Sh)     Date    0%($)     5%($)             10%($)
          ----           -------  ---------- --------- -------- ---------- ----- --------------    --------------
Raymond V. Gilmartin.... 3/02/01     500,000    1.36%   $79.93   3/01/11    --   $   25,133,774    $   63,693,917
Edward M. Scolnick...... 3/02/01     200,000    0.54%    79.93   3/01/11    --       10,053,510        25,477,567
Judy C. Lewent.......... 3/02/01     150,000    0.41%    79.93   3/01/11    --        7,540,132        19,108,175
David W. Anstice........ 3/02/01     150,000    0.41%    79.93   3/01/11    --        7,540,132        19,108,175
Per Wold-Olsen.......... 3/02/01     130,000    0.35%    79.93   3/01/11    --        6,534,781        16,560,419

All Employees as a Group   (c)    36,724,754  100.00%     (c)      (c)      --   $1,827,297,816(d) $4,630,731,435(d)

                               -----------------

                                                                                         0%         5%              10%
                                                                                         --  ---------------- ----------------
Total potential stock price appreciation from March 2, 2001 to March 1, 2011 for all stockholders at assumed rates of stock price appreciation(e)........................... --  $115,791,382,319 $293,438,097,033
Potential actual realizable value of options granted to all employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation from March 2,
 2001 to March 1, 2011 for all stockholders at assumed rates of stock price appreciation --       1.58%            1.58%

--------
(a) Options granted under the ISP to the Company's executive officers named in the Summary Compensation Table are first exercisable five years from date of grant and include a transferable stock option feature that allows the transfer of stock options to immediate family members, family partnerships and family trusts. The Company did not issue stock appreciation rights in 2001 to any of the executive officers named in the Summary Compensation Table.

(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(c) Options were granted under the ISP throughout 2001 with various vesting schedules and expiration dates through the year 2011. The average exercise price of all options granted to employees in 2001 is $79.1175.

(d) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

(e) Based on a price of $79.93 on March 2, 2001, and a total of 2,303,501,723 shares of Common Stock outstanding.

   The following table shows the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 2001 by the Company's executive officers named in the Summary Compensation Table. The table also shows the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2001 and the aggregate gains that would have been realized had these options been exercised on December 31, 2001, even though these options were not exercised and the unexercisable options could not have been exercised on December 31, 2001.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                    Number of Securities    Value of Unexercised In-
                                                   Underlying Unexercised    The-Money Options/SARs
                                                   Options/SARs at FY-End    at Fiscal Year-End (b)
                     Shares Acquired    Value                (#)                       ($)
                       On Exercise   Realized (a) ------------------------- -------------------------
        Name               (#)           ($)      Exercisable Unexercisable Exercisable Unexercisable
        ----         --------------- ------------ ----------- ------------- ----------- -------------
Raymond V. Gilmartin         --       $       --   1,660,000    2,000,000   $64,649,250  $3,473,750
Edward M. Scolnick..         --               --     200,000      985,000     5,247,500   1,985,000
Judy C. Lewent......     30,000        1,272,759     563,600      720,000    19,850,930   1,389,500
David W. Anstice....         --               --     340,000      730,000    11,353,250   1,786,500
Per Wold-Olsen......     19,050          732,249     303,600      650,000    10,702,492   1,191,000

--------
(a) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b) Market value of shares covered by in-the-money options on December 31, 2001 less option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

   The Long-Term Incentive Plans--Awards in Last Fiscal Year table is not included since the Company does not have a long-term incentive plan.



Annual Benefits Payable Under Merck & Co., Inc. Retirement Plans

   Annual benefits payable under the Retirement Plan for Salaried Employees of Merck & Co., Inc. and the Merck & Co., Inc. Supplemental Retirement Plan are based on a formula which (1) multiplies (a) the participant's final average compensation (as defined in the plans) by (b) a multiplier of 2% for years of credited service (as defined in the plans) earned prior to July 1, 1995 and a multiplier of 1.6% for years of credited service earned after that date (total credited service not to exceed 35 years) and then (2) subtracts 1.6% of the participant's Social Security benefits multiplied by years of credited service (as defined in the plans), not to exceed 50% of the primary Social Security benefit.

   The following tables show the estimated annual benefits payable using the 1.6% and 2% multipliers, respectively, under the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan at age 65 to persons in specified compensation and years-of-service classifications, based on a straight-life annuity form of retirement income and without regard to the Social Security offset. Annual benefits payable under the plans can be estimated by adding the years of service earned prior to July 1, 1995 (Table 2) to those which could be earned after that date (Table 1).

                              Pension Plan Tables

                             Table 1: 1.6% Formula

                                                          Years of Service
            Remuneration                  (Estimated Annual Retirement Benefits For Years
(Average Pension Compensation During            of Credited Service Shown Below)(a)
Highest Five Consecutive Years in the --------------------------------------------------------
  Last Ten Years Before Retirement)      15        20          25          30          35
  ---------------------------------   -------- ----------  ----------  ----------  ----------
$  800,000........................... $192,000 $  256,000  $  320,000  $  384,000  $  448,000
 1,000,000...........................  240,000    320,000     400,000     480,000     560,000
 1,200,000...........................  288,000    384,000     480,000     576,000     672,000
 1,400,000...........................  336,000    448,000     560,000     672,000     784,000
 1,600,000...........................  384,000    512,000     640,000     768,000     896,000
 1,800,000...........................  432,000    576,000     720,000     864,000   1,008,000
 2,000,000...........................  480,000    640,000     800,000     960,000   1,120,000
 2,200,000...........................  528,000    704,000     880,000   1,056,000   1,232,000
 2,400,000...........................  576,000    768,000     960,000   1,152,000   1,344,000
 2,600,000...........................  624,000    832,000   1,040,000   1,248,000   1,456,000
 2,800,000...........................  672,000    896,000   1,120,000   1,344,000   1,568,000
 3,000,000...........................  720,000    960,000   1,200,000   1,440,000   1,680,000
 3,200,000...........................  768,000  1,024,000   1,280,000   1,536,000   1,792,000
 3,400,000...........................  816,000  1,088,000   1,360,000   1,632,000   1,904,000
 3,600,000...........................  864,000  1,152,000   1,440,000   1,728,000   2,016,000
 3,800,000...........................  912,000  1,216,000   1,520,000   1,824,000   2,128,000

                                    Table 2: 2% Formula(b)
                                                              Years of Service
            Remuneration                       (Estimated Annual Retirement Benefits for Years
(Average Pension Compensation During                 of Credited Service Shown Below)(a)
Highest Five Consecutive Years in the          -----------------------------------------------
  Last Ten Years Before Retirement)                10          15          20          25
  ---------------------------------            ----------  ----------  ----------  ----------
$  800,000.................................... $  160,000  $  240,000  $  320,000  $  400,000
 1,000,000....................................    200,000     300,000     400,000     500,000
 1,200,000....................................    240,000     360,000     480,000     600,000
 1,400,000....................................    280,000     420,000     560,000     700,000
 1,600,000....................................    320,000     480,000     640,000     800,000
 1,800,000....................................    360,000     540,000     720,000     900,000
 2,000,000....................................    400,000     600,000     800,000   1,000,000
 2,200,000....................................    440,000     660,000     880,000   1,100,000
 2,400,000....................................    480,000     720,000     960,000   1,200,000
 2,600,000....................................    520,000     780,000   1,040,000   1,300,000
 2,800,000....................................    560,000     840,000   1,120,000   1,400,000
 3,000,000....................................    600,000     900,000   1,200,000   1,500,000
 3,200,000....................................    640,000     960,000   1,280,000   1,600,000
 3,400,000....................................    680,000   1,020,000   1,360,000   1,700,000
 3,600,000....................................    720,000   1,080,000   1,440,000   1,800,000
 3,800,000....................................    760,000   1,140,000   1,520,000   1,900,000

--------
(a) Benefits shown above are exclusive of the Social Security offset provided for by the benefit formula.

(b) Credited service is shown for the years specified to approximate the actual years of credited service earned prior to July 1, 1995 (at the 2% multiplier) by the executive officers named in the Summary Compensation Table other than Mr. Gilmartin. Mr. Gilmartin earned 1.0 year prior to July 1, 1995.

   Years of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan as of July 1, 1995 and December 31, 2001, respectively, are: Dr. Scolnick--13 years and 19.5 years; Ms. Lewent--15 years and 21.5 years; Mr. Anstice--20.5 years and 27 years; Mr. Wold-Olsen--21.5 years and 28 years. In addition, if these individuals retire from service with the Company at age 65 and with less than 35 years of actual credited service, pursuant to the enhanced pension provision of the Supplemental Retirement Plan applicable to bona fide executives, described in greater detail below, they will receive an additional month of credited service for each month of actual credited service prior to January 1, 1995 up to an aggregate total of 35 years of credited service. As of July 1, 1995 and December 31, 2001, Mr. Gilmartin had 1.0 and 7.5 years, respectively, of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan. Pursuant to an employment agreement that was in effect from June 9, 1994 until October 31, 1999, Mr. Gilmartin was credited with 28 years of credited service under the Supplemental Retirement Plan and the multiplier to be used in the formula for benefit calculation will be 1.6%. Benefits payable under the Company plans will be net of retirement benefits payable by Mr. Gilmartin's former employer.

   For purposes of the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan, pension compensation for a particular year, as used for the calculation of retirement benefits, includes salaries and annual EIP bonus awards received during the year. Pension compensation for 2001 differs from compensation reported in the Summary Compensation Table in that pension compensation includes the annual EIP bonus awards received in 2001 for services in 2000 rather than the EIP bonus awards received in 2002 for services in 2001. Pension compensation in 2001 was $3,083,338 for Mr. Gilmartin, $1,680,000 for Dr. Scolnick, $1,163,334 for Ms. Lewent, $1,163,334 for Mr.
Anstice, and $1,035,834 for Mr. Wold-Olsen.

   The Supplemental Retirement Plan is an unfunded plan providing benefits to participants in certain retirement plans (the "primary plans") maintained by the Company and its subsidiaries as follows: (1) benefits not payable by the primary plans because of the limitations on benefits stipulated by the Internal Revenue Code, (2) benefits not payable by the primary plans because of the exclusion of deferred compensation from the benefit formulas of those plans ("supplemental benefit"), (3) a minimum annual aggregate benefit under this plan and the primary plans of $50,000 on a straight-life annuity basis for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking under the Company's Corporate Policy on Executive Retirement (which includes all the named executive officers in the Summary Compensation Table), reduced in the event of retirement or death prior to normal retirement date and (4) for employees who, prior to January 1, 1995, were determined by the Company to have occupied bona fide executive or high policymaking positions and who do not have 35 years of credited service, an enhanced benefit payable upon retirement from active service at age 65 (unless the Compensation and Benefits Committee of the Board consents to payment upon early retirement, death or disability prior to age 65). The enhanced benefit is an amount calculated under the benefit formula in the primary plan using one additional month of credited service for each month of credited service accrued prior to January 1, 1995, during, or prior to attainment of, the designated position (up to the 35-year total) less (1) the minimum benefit, where applicable, or the supplemental benefit, (2) the primary plan benefit and (3) any retirement benefit payable from a plan not sponsored by the Company. The Supplemental Retirement Plan was amended as of January 1, 1995 to eliminate prospectively the enhanced benefit except for certain grandfathered participants. In general, other terms and conditions of benefit payments are determined by reference to the provisions of the primary plans.



Compensation Committee Interlocks and Insider Participation

   Lawrence A. Bossidy, William G. Bowen, Johnnetta B. Cole and William N. Kelley served on the Compensation and Benefits Committee during 2001. There were no Compensation and Benefits Committee interlocks or insider (employee) participation during 2001.



Indebtedness of Management

   Dr. Douglas A. Greene, Executive Vice President, Clinical Sciences and Product Development, who joined the Company and became an executive officer in May 2000, received a loan from the Company in connection with his relocation. During 2001, the largest aggregate amount outstanding under the loan was $450,000 and as of December 31, 2001, $350,000 was still outstanding. The loan from the Company is interest free.

   Dr. Peter S. Kim, Executive Vice President, Research and Development, who joined the Company and became an executive officer in February 2001, also received an interest-free loan from the Company in connection with his relocation. During 2001, the largest aggregate amount outstanding under the loan was $500,000 and as of December 31, 2001, $475,000 was still outstanding.


Performance Graph

   The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) on the Company's Common Stock with the cumulative total return (including reinvested dividends) of the Dow Jones Pharmaceutical Index--United States Owned Companies ("DJPI") and the Standard & Poor's 500 Index ("S&P 500 Index") for the five years ending December 31, 2001. Amounts below have been rounded to the nearest dollar or percent.

               Comparison of Five-Year Cumulative Total Return*
      Merck & Co., Inc., Dow Jones Pharmaceutical Index and S&P 500 Index

                                                    End of    2001/1996
                                                 Period Value  CAGR**
                                                 ------------ ---------
         Merck..................................     $161        10%
         DJPI...................................      239        19
         S&P 500................................      166        11


                                     [CHART]

           1996        1997         1998         1999         2000         2001
           ----        ----         ----         ----         ----         ----
MERCK     100.00      135.51       191.36       177.10       250.93       160.91
DJPI      100.00      154.21       229.26       206.54       286.48       239.36
S&P 500   100.00      133.35       171.46       207.54       188.65       166.24

--------
* Assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

** Compound Annual Growth Rate.

Audit Committee

   The Audit Committee's Report for 2001 follows.

                           Audit Committee's Report

   The Audit Committee of the Board of Directors, comprised of four outside directors, held three meetings during 2001.

   The Audit Committee met with the independent public accountants, management and internal auditors to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. Both the independent public accountants and the internal auditors had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission.

                                                  Audit Committee

                                                  Heidi G. Miller
                                                    Chairperson


                                     William B. Harrison, Jr.    Thomas E. Shenk
                                                  Samuel O. Thier

   As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2001 by Arthur Andersen LLP, the Company's independent public accountants for that period, is compatible with maintaining the accountants' independence. See All Other Fees below.

   Fees for all services provided by Arthur Andersen LLP for fiscal year 2001 are as follows:

   Audit Fees

   Amounts billed by Arthur Andersen LLP related to the 2001 annual financial statement audit and reviews of quarterly financial statements filed in the reports on Form 10-Q were approximately $4.3 million.

   Financial Information Systems Design and Implementation Fees

   No amounts were billed by Arthur Andersen LLP in 2001 for financial information systems design and implementation services.

   All Other Fees

   Amounts billed by Arthur Andersen LLP for tax services and audit-related services, including employee benefit plan audits, were approximately $2.2 million. The Company uses a rigorous evaluation process to determine when and if to engage the independent public accountants to perform other professional services. The Audit Committee approves all other professional services only if such services would not impair the accountant's independence in fact or appearance. As a result of this process, the independent public accountants perform other professional services only in limited circumstances.

Change in Independent Public Accountants

   On February 26, 2002, the Board of Directors and its Audit Committee decided to no longer engage Arthur Andersen LLP as the Company's independent public accountants and engaged PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the fiscal year 2002, subject to stockholder ratification. See Ratification of Appointment of Independent Public Accountants below.

   Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   During the years ended December 31, 2001 and 2000 and through the date of this proxy statement, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

   During the years ended December 31, 2001 and 2000 and through the date of the Board's decision, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.



       2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors and its Audit Committee, composed of independent members of the Board, has appointed PricewaterhouseCoopers LLP as independent public accountants of the Company with respect to its operations for the year 2002, subject to ratification by the holders of Common Stock of the Company. In taking this action, the members of the Board and the Audit Committee considered PricewaterhouseCoopers LLP's independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of both PricewaterhouseCoopers LLP and Arthur Andersen LLP, the Company's independent public accountants for 2001, will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.

   There will be presented at the Annual Meeting a proposal for the ratification of the appointment of PricewaterhouseCoopers LLP, which the Board of Directors believes is advisable and in the best interest of the stockholders. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

   The Board of Directors recommends a vote FOR this proposal.



       3.  STOCKHOLDER PROPOSAL CONCERNING ANNUAL ELECTION OF DIRECTORS

   Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, owner of 450 shares of Common Stock of the Company, has given notice that she intends to present for action at the Annual Meeting the following resolution:

      "RESOLVED: That the stockholders of Merck recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

      "REASONS: Until recently, directors of Merck were elected annually by all shareholders.

      "The great majority of New York Stock Exchange listed corporations elect all their directors each year.

      "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

      "Last year the owners of 714,403,717 shares, representing approximately 51.5% of shares voting, voted FOR this proposal.

      "If you AGREE, please mark your proxy FOR this resolution."

Board of Directors' Statement in Opposition to the Resolution

   The Company currently has three classes of directors, with members of each class serving three-year terms. This system for electing directors was approved by the Board and adopted by the Company's stockholders in 1985 by an affirmative vote of 79%.

   Stockholder resolutions calling for the annual election of directors received support from 52.8% of the voting shares in 2000 and 51.3% of the voting shares in 2001. Those proposals were recommendations that the Board take the necessary steps to reinstate the annual election of directors. The steps necessary to eliminate the classified board are adoption of an amendment to the Company's Certificate of Incorporation by the Board and then approval of the amendment by the affirmative vote of 80% of the shares entitled to vote. Each of these proposals received careful consideration by the Board of Directors. For the reasons noted below, the Board decided that it was not in the best interests of the Company or its stockholders to take these steps.

   The Merck Board believes that the staggered system helps assure continuity and stability of the Company's business strategies and policies. This benefit is particularly important to a research-based organization such as Merck, where product development often takes many years. Moreover, the Board does not believe that directors who serve three-year terms are any less accountable for short-term results than directors who serve a series of one-year terms. The Company's short- and long-term results demonstrate the commitment of our directors to achieving the Company's goals.

   Also, in the event of any unfriendly or unsolicited proposal to take over or restructure the Company, the staggered system would permit the Company time to negotiate with the sponsor, to consider alternative proposals, and to assure that stockholder value is maximized. The Board appreciates that the sustained size and strength of the Company's market capitalization make takeover concerns less relevant to Merck than to certain other companies. However, our research continues to show that smaller institutions and individual stockholders, important constituencies to the Company, find the types of protections we outlined particularly valuable.

   We think it is important to note that our full Board considers the merits of each stockholder proposal that will come before stockholders. In addition, because of the important corporate governance issues raised by a proposal calling for the annual election of directors, the Board's Committee on Directors reviews the proposal separately to ensure that it receives a complete assessment. Our system of Committee and full Board review of this issue has been in place for several years.

   The Board does not take lightly any majority vote received on a stockholder proposal, particularly one raising important corporate governance concerns. It continues to evaluate this issue regularly; however, the Board currently believes that this proposal is not in the best interests of the Company or its stockholders.

   The Board of Directors recommends a vote AGAINST this proposal.

        4.  STOCKHOLDER PROPOSAL CONCERNING VOTING "AGAINST" DIRECTORS

   Mr. Robert D. Morse, 212 Highland Avenue, Moorestown, New Jersey 08057-2717, owner of 1,200 shares of Common Stock of the Company, has given notice that he intends to present for action at the Annual Meeting the following resolution:

      "Management and Directors are requested to change the format of the Proxy Material in the two areas which are not fair to the shareowners: Remove the word 'EXCEPT' and re-apply the word 'AGAINST' in the Vote For Directors column. Remove the statement (if applicable) placed in the lower section announcing that all signed proxies but not voted as to choice will be voted at the discretion of Management.

      "REASONS:

      "This entirely unfair voting arrangement has benefited Management and Directors in their determination to stay in office by whatever means. Note that this is the only area in which an 'AGAINST' choice is omitted, and has been so for about 15 years with no successful objections. Claiming of votes by Management is unfair, as a shareowner has the right to sign as 'Present' and not voting, showing receipt of material and only preventing further solicitation of a vote.

      "FURTHER:

      "Since Management claims the right to advise an 'AGAINST' vote in matters presented by Shareowners, I likewise have the right to ask for a vote 'AGAINST' all Company select nominees for Director until directors stop the practice of excessive extra remuneration for Management other than base pay and some acceptable perks. THANK YOU."

Board of Directors' Statement in Opposition to the Resolution

   The Company's proxy materials, including the proxy cards distributed in connection with its Annual Meetings, are consistent with federal and state law requirements. The proposal would require changes to the proxy card that are unnecessary and will be confusing to stockholders.

   The Board believes that the voting procedure is clearly indicated on the proxy card and further explained in the proxy statement. The Company carefully examines and reviews its voting directions to ensure clarity and compliance with legal requirements. The Board believes the changes required by the proposal are unnecessary and not in the best interests of the Company or its stockholders.

   The Board of Directors recommends a vote AGAINST this proposal.



          5.  STOCKHOLDER PROPOSAL CONCERNING PHARMACEUTICAL PRICING

   The Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, Wisconsin 53233, owner of 200 shares of Common Stock of the Company, and 27 co-proponents, whose names, addresses and shareholdings will be furnished by the Company promptly upon receiving an oral or written request from a stockholder addressed to the Secretary of the Company, have given notice that they intend to present for action at the Annual Meeting the following resolution:

      "WHEREAS:

      "We believe that access to needed health care services and products is essential to human development and well-being;

      "Pharmaceutical products play a significant role in restoring, maintaining and enhancing human health;

      "Millions of Americans lack access to prescription medicines or pay dearly for them because they are un-insured or under-insured;

      "Because the industry prices pharmaceuticals very differently for retail and for group purchasers, people buying at local retail pharmacies pay the highest out-of-pocket prices for the medicines they need;

      "A Report prepared for the President by the Department of Health and Human Services (Prescription Drug Coverage, Spending, Utilization, and Prices, April 2000) found that:

      .    For the most commonly prescribed drugs, the price difference between cash customers and those with third-party coverage grew substantially larger between 1996 and 1999.

      .    In 1999, for a quarter of the most common drugs, the price difference between cash and third parties (group purchasers) was over 20%.

      .    Neither the wholesalers nor the retailers are creating the high prices. The wholesale markup, after purchase from the manufacturer, is 'generally small, perhaps 2%-4%' (ch. 3, p. 101). The Report also suggested that local pharmacy profit margins have been falling in recent years (p.
   103).

      "A May 2001 report by the National Institute for Health Care Management Foundation found that while doctors are writing more prescriptions for higher-cost drugs, price increases accounted for 22% of the increase in retail spending on prescription drugs in the year 2000 (NY Times, May 11, 2001).

      "THEREFORE BE IT RESOLVED:

      "Shareholders request the Board of Directors to report to shareholders by September 2002 on the creation and implementation of a policy of price restraint on prescription drugs, utilizing a combination of approaches to keep drug prices at reasonable levels (withholding any competitive information, and at reasonable cost).

      "SUPPORTING STATEMENT:

      "We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another; one price for a 'favored customer' (usually low) and another for the retail customer (usually high).

      "We appreciate the need for research and the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. Advertising is another significant company expenditure, and now includes 'direct to consumer' campaigns. Merck & Co. spent $6.16 billion on Marketing/Advertising/Administration in the year 2000.

      "Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

      "We urge a vote FOR this resolution."

Board of Directors' Statement in Opposition to the Resolution

   The Board agrees that, for many Americans, the cost of medicines represents a substantial barrier to access. The answer to this problem is to provide all Americans with access to affordable prescription drug coverage. For those in the United States who have such coverage, the emergence of powerful buyers through managed care organizations and health plans has created and intensified price competition for pharmaceuticals.

   Competition can ensure that those who pay for medicines receive good value for their money. In this system, the price of a Merck medicine, like that of other products resulting from research and creativity, is determined by the value of the knowledge it represents--knowledge that prevents and cures disease and relieves suffering. In contrast, a policy of arbitrary price controls--no matter how imposed--would decrease the incentives for researching and developing new medicines. That would harm the patients who are waiting for the cures.

   For seniors in the United States, the Company supports adding an outpatient prescription drug benefit to a modernized and strengthened Medicare program. Beneficiaries should be able to choose among private-sector health plans that include prescription drug coverage. The government should provide assistance to beneficiaries to ensure that they can afford coverage.

   For those who are not Medicare beneficiaries and who are not eligible for coverage under Medicaid, state children's health programs or other initiatives, the problem of the lack of coverage affects all health services--not just drugs--and the issue needs to be addressed in this broader context. The Company is interested in participating in such a debate.

   In the interim, Merck continues to provide access to free medicines to low-income persons in the United States through a combination of patient assistance programs. Working with physicians throughout the nation, Merck views these assistance programs as a short-term solution for those who need medicines they cannot afford.

   Concerns about access to pharmaceuticals are best addressed by continuing the Company's commitment to leadership in advocating prescription drug insurance coverage that gives individuals access to medicines at negotiated prices. The Board believes that an across-the-board, unilateral imposition of a restraint on pricing prescription drugs is unnecessary and not in the best interests of patients, the Company or its stockholders.

   The Board of Directors recommends a vote AGAINST this proposal.



         6.  STOCKHOLDER PROPOSAL CONCERNING A "GLASS CEILING" REVIEW

   Sisters of the Blessed Sacrament, 1663 Bristol Pike, Bensalem, Pennsylvania 19020-5796, owners of 200 shares of Common Stock of the Company, and three co-proponents, whose names, addresses and shareholdings will be furnished by the Company promptly upon receiving an oral or written request from a stockholder addressed to the Secretary of the Company, have given notice that they intend to present for action at the Annual Meeting the following resolution:

      "WHEREAS: The term 'glass ceiling' describes an artificial barrier to the advancement of women and minorities into corporate management positions.

      "Women have made significant gains since 1995 in obtaining top-earner spots; yet of America's 500 largest companies, women hold only 3.3% of these spots and only 11.2% of the board seats (1999 Catalyst Census of Women Corporate Officers and Top Earners). A 1998 study showed that women with equivalent jobs, training, experience and union representation earn 12% less than men (conducted by the Council of Economic Advisors as reported by Dan Seligman in Forbes January 22, 2001).

      "Not only employees recognize the problem. When the Texas Society for Human Resource Management polled employers in 1999, nearly 75% said that minorities face barriers to advancement.

      "The existence of a glass ceiling poses a serious financial risk. In 2000, Coca Cola settled a racial discrimination suit at a historic $192.5 million.

      "Private companies with the highest rating on equal employment opportunity have performed better in the stock market than companies with poor performances in areas related to hiring and advancing women and non-whites, with earnings 2.5 times higher on average. (Covenant Investment Management and Executive Update, July, 2000).

      "We believe that successful corporations, at minimum, incorporate demographic trends and realities by reflecting diversity in all aspects of corporate operations and especially on the top rungs of the decision-making ladder.

      "RESOLVED that shareholders request: The Board of Directors prepare a report, at reasonable cost and excluding confidential information, available to shareholders four months after the annual shareholder meeting on our progress concerning the Glass Ceiling Commission's business recommendations including a review of:

          1. Steps the company has taken to use the Glass Ceiling Commission Report and management's recommendations flowing from it.

          2. Company-wide policies addressing leadership development, employee mentoring, workforce diversity initiatives and family friendly programs.

          3. An explanation of how executive compensation packages and performance evaluations include executive efforts in breaking the glass ceiling.

          4. The top one hundred or one percent of company wage earners broken down by gender and race."

Board of Directors' Statement in Opposition to the Resolution

   The Board of Directors and senior management of the Company are committed to advancing diversity at Merck. Senior management at Merck, led by Raymond Gilmartin, Chairman and Chief Executive Officer of the Company, foster and promote diversity by their example and in programs designed to develop the leadership skills of all Merck people. These programs, and other policies and initiatives implemented by the Company, are consistent with the guidelines of the Glass Ceiling Commission.

   In a further effort to promote diversity, Merck's Office of Diversity oversees the Company's integrated approach of including diversity in all of its business practices. The Company's diversity strategy strives to ensure that its workforce reflects the available talent in the marketplace. To achieve this objective, Merck constantly reviews the representation of women and minorities within its workforce and our progress in hiring and promoting women and minorities. In addition, the Company has a number of processes and programs in place to prepare women and minorities for senior positions. These programs include an employee development program, leadership training, formal and informal mentoring programs and structured succession planning processes. Merck has a strong commitment to ensuring that diversity is integrated at every level of the Company and that it remains a key business initiative.

   The Company's activities are described in a booklet called "Diversity at Merck," which summarizes the Company's commitment to diversity and some of the steps it has taken to promote diversity at Merck. This booklet has been available to stockholders of the Company for the last three years, as noted on the back page of the Company's Annual Report. It is also available on the Merck website. The booklet, which is updated annually, already contains a section reporting on the representation of women and minorities in the Company's workforce. Accordingly, the report called for by the proposal would be duplicative of information already widely available to stockholders. The Board of Directors therefore opposes the stockholder proposal.

   The Board of Directors recommends a vote AGAINST this proposal.



            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. We are not aware of any beneficial owner of more than ten percent of our Common Stock.

   Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors were complied with during the 2001 fiscal year.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

                                          MERCK & CO., INC.

March 21, 2002

                         [LOGO] MERCK
                                Merck & Co., Inc.

[LOGO] MERCK                 YOUR VOTE IS IMPORTANT
                          VOTE BY TELEPHONE / INTERNET
                         24 HOURS A DAY, 7 DAYS A WEEK





VOTE BY PHONE:     Call TOLL-FREE: 1-888-297-9639
                   . Use any touch-tone telephone.
                   . Have your proxy card ready.
                   . Enter your Control Number located in the box below.
                   . Follow the simple recorded instructions.

VOTE BY INTERNET:  The Web Address is:  http://www.proxyvoting.com/merck
                   . Go to the web address listed above.
                   . Have your proxy card ready.
                   . Enter your Control Number located in the box below.
                   . Follow the simple instructions that appear on your computer screen.



IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR
                                         ------
TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 12:01 A.M. ON APRIL 23, 2002.


                                                    ----------------------------


                                                        CONTROL NUMBER FOR
                                                    TELEPHONE / INTERNET VOTING
                                                    ----------------------------




 \/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET \/


----------------------- The Board of Directors recommends a vote FOR Items 1 and 2. -----------------------------

                                                                                             FOR AGAINST ABSTAIN     Proxy Card
1. Election of Directors - The Board of Directors       2. Ratification of the Appointment   [_]   [_]     [_]
   recommends a vote FOR the nominees listed below:        of Independent Public Accountants

Nominees: 01 - William M. Daley*    02 - Raymond V.                                                                I plan to
                                          Gilmartin**                                                              attend the  [_]
          03 - Edward M. Scolnick** 04 - Anne M.       ----------------------------------------------------------- Annual
          05 - Samuel O. Thier**          Tatlock**        The Board of Directors recommends a vote AGAINST        Meeting.
          *Term expiring 2004  **Term expiring 2005                   Items 3, 4, 5 and 6
                                                                                             FOR AGAINST ABSTAIN
   FOR all          WITHHOLD AUTHORITY      EXCEPTIONS  3. Stockholder Proposal Concerning   [_]   [_]     [_]     I would
nominees listed  to vote for all nominees                  Annual Election of Directors                            like to
                         listed                                                                                    access
     [_]                   [_]                  [_]                                                                future
                                                                                                                   Proxy
To withhold authority to vote for any individual        4. Stockholder Proposal Concerning   [_]   [_]     [_]     Statements  [_]
nominee, mark the "Exceptions" box and write that          Voting "Against" Directors                              and Annual
nominee's name in the space provided below.                                                                        Reports
                                                                                                                   electronically
                                                                                                                   (as described in
Exceptions___________________________________________   5. Stockholder Proposal Concerning   [_]   [_]     [_]     the enclosed
                                                           Pharmaceutical Pricing                                  document).

To cumulate votes as to a particular nominee(s) as
explained in the Proxy Statement, indicate the name(s)
and the number of votes to be given to such nominee(s). 6. Stockholder Proposal Concerning   [_]   [_]     [_]
                                                           a "Glass Ceiling" Review

Cumulate_____________________________________________



                                                         Please sign exactly as name or names appear on this Proxy Card.
                                                     When signing as attorney, executor, administrator, trustee, custodian or guardian, give full title. If there is more than one named stockholder, all should sign unless evidence of authority to sign on behalf of others is attached.

                                             Dated:_________________________________________________________________________________

                                             _______________________________________________________________________________________
                                                                                Signature of Stockholder
                                             _______________________________________________________________________________________
                                                                                Signature of Stockholder

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.

                                ADMISSION TICKET
[LOGO] MERCK             Annual Meeting of Stockholders
                       Tuesday, April 23, 2002, 2:00 p.m.
             Edward Nash Theatre, Raritan Valley Community College Route 28 and Lamington Road, North Branch, New Jersey

                                     [MAP]

Follow Raritan Valley Community College signs at Exit 26 on Interstate 78 and on Route 22 in North Branch. Enter Raritan Valley Community College at Lamington Road entrance. Proceed to Parking Lot 5, which is reserved for Merck stockholders. A continuous shuttle bus service from the parking lot to the Theatre will be available.

           This ticket admits the named Stockholder(s) and one guest.





[LOGO] MERCK


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints RAYMOND V. GILMARTIN, KENNETH C. FRAZIER and CELIA A. COLBERT as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF STOCKHOLDERS to be held on April 23, 2002, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated (including the power to vote cumulatively in the election of directors), and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan, as described in the Proxy Statement. Any prior proxy or voting instructions are hereby revoked.

     The shares represented by this proxy will be voted as directed by the stockholder. If no specification is made, the shares will be voted FOR items 1 and 2 and AGAINST items 3, 4, 5 and 6.


          (Continued, and to be signed and dated on the reverse side.)